                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



DATE OF THE REPORT: OCTOBER 21, 1997               COMMISSION FILE NUMBER 1-5805



                         THE CHASE MANHATTAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                                                13-2624428
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)



     270 PARK AVENUE, NEW YORK, NY                                 10017
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)





        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 270-6000
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Item 5. Other Events

1. The Chase Manhattan Corporation (the "Corporation") reported on October 21, 1997 that fully diluted earnings per share before restructuring costs, rose to $2.26 in the 1997 third quarter from $1.83 in the third quarter of 1996. Net income on the same basis rose to $1,027 million for the 1997 third quarter from $878 million in the prior year period. Including merger-related restructuring costs, net income was $982 million in the third quarter of 1997, versus $858 million in the third quarter of 1996.

2. On October 21,1997, the Corporation announced that it agreed to purchase substantially all of The Bank of New York's credit card portfolio, totaling approximately 3.5 million accounts and approximately $4 billion in outstandings. The acquisition is expected to be completed by year-end 1997.

Copies of the Corporation's press releases are attached as exhibits hereto. The press releases contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and the Corporation's actual results may differ materially from those set forth in such forward-looking statements. Factors that would affect the prospects of the Corporation's business are discussed in the Annual Report to Stockholders on Form 10-K for the year ended December 31,1996, to which reference is hereby made.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


The following exhibits are filed with this Report:


        Exhibit Number       Description
        --------------       -----------

        99.1                 Press Release - 1997 Third Quarter Earnings.
        99.2                 Press Release - Chase to Acquire Bank of New York's
                               Credit Card Portfolio.
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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    THE CHASE MANHATTAN CORPORATION
                                             (Registrant)



Dated October 21, 1997              by /s/ JOSEPH L. SCLAFANI
                                      --------------------------------
                                       Joseph L. Sclafani
                                       Controller
                                       [Principal Accounting Officer]
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                                EXHIBIT INDEX

 Exhibit                                                            Page at
 Number      Description                                          which located
 -------     -----------                                          -------------
  99.1       Press Release - 1997 Third Quarter Earnings.               5
  99.2       Press Release - Chase to Acquire Bank of New York's       20
                             Credit Card Portfolio.